EXHIBIT 10.1
GIBRALTAR INDUSTRIES, INC.
MANAGEMENT STOCK PURCHASE PLAN

First Amendment to
Second Amendment and Restatement

     Effective as of May 19, 2005, Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) established the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Omnibus Plan”) to enable the Company to grant awards of equity based compensation to its employees and to non-employee directors, consultants and service providers.
     In addition, effective as of May 19, 2005, the Company established the Gibraltar Industries, Inc. Management Stock Purchase Plan (as amended, the “Plan”) to set forth a uniform set of principals under which certain of the Company’s management employees would be permitted to purchase Restricted Stock Units which the Company is authorized to issue pursuant to the Omnibus Plan.
     Pursuant to the terms of the Plan and the Omnibus Plan, the Plan is to be treated as an instrument evidencing the grant of an Award under the Omnibus Plan.
     Effective as of December 18, 2006, the Company adopted a First Amendment and Restatement of the Plan to permit the Company’s non-Employee Directors to elect to defer their receipt of their Director Fees and to have Restricted Stock Units credited to an Account established for their benefit under the Plan in lieu of their receipt of their Director Fees and to make certain other technical changes.
     Effective as of December 31, 2008, the Company adopted a Second Amendment and Restatement of the Plan to permit the Company’s Eligible Employees to elect to defer receipt of their Base Salary and to have Restricted Stock Units credited to an Account established for their benefit under the Plan in lieu of their receipt of their Base Salary effective for Plan years beginning January 1, 2009 and thereafter, to provide the Company greater flexibility with respect to the amount of the Bonus that can be deferred by an Eligible Employee, to provide the Company greater flexibility with respect to the number of Matching Units to be credited to the Accounts established for the benefit of Eligible Employees, to conform the terms of the Plan to the requirements of Section 409A of the Code and to make certain other technical changes.
     The Company now desires to amend the terms of the Second Amendment and Restatement of the Plan to permit the Company to provide that under certain circumstances, in the event of the termination of the employment and/or membership on the Board of a Participant, the value of such Participant’s Account shall be distributed to the Participant in one lump sum payment.
     In connection with the foregoing, the Company hereby adopts the following as the First Amendment to the Second Amendment and Restatement of the Gibraltar Industries, Inc. Management Stock Purchase Plan effective as of July 19, 2010.
     1. Capitalized terms that are not defined herein shall have the meanings assigned to such terms in the Plan.
     2. Section 8.02 of the Plan is hereby amended by deleting the same in its entirety and substituting therefore a new Section 8.02 to read as follows:

     “8.02 Crediting of Interest. Unless a Participant’s Account is distributed in one lump sum payment pursuant to Sections 8.03(c), 8.03(e), 8.03(g), 8.03(h) or 8.06 hereof, at the end of each Plan Year following the occurrence of an event giving rise to such installment distribution, the Committee shall increase the cash value of the Participant’s Account by interest at an annual rate equal to the Applicable Interest Rate. The amount of the interest to be credited to the Participant’s Account shall be compounded annually.”
     3. Section 8.03 of the Plan is hereby amended by deleting the same in its entirety and substituting therefore a new Section 8.03 to read as follows:
     “8.03 Distribution of the Participant’s Account. (a) If the employment of any Eligible Employee that is not a Key Employee is terminated for any reason other than death and, as of the date the employment of the Eligible Employee is terminated, the value of the Eligible Employee’s Account (as determined pursuant to Section 8.01(a) hereof) is greater than the applicable dollar amount provided for under Code Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the Eligible Employee’s Account shall be distributed to the Eligible Employee in five (5) consecutive annual installments beginning in the month of the first January immediately following the date the Eligible Employee’s employment is terminated and continuing in each succeeding January thereafter until the fifth (5th) January following the date the Eligible Employee’s employment is terminated, at which time the entire remaining balance in the Eligible Employee’s Account shall be distributed to the Eligible Employee.
          (b) If the employment of any Eligible Employee that is a Key Employee is terminated for any reason other than death and, as of the date the employment of the Eligible Employee is terminated, the value of the Eligible Employee’s Account (as determined pursuant to Section 8.01(a) hereof) is greater than the applicable dollar amount provided for under Code Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the Eligible Employee’s Account shall be distributed to the Eligible Employee in five (5) consecutive annual installments beginning in the month of the first January immediately following the end of the six (6) month period beginning on the date the Eligible Employee’s employment is terminated and continuing in each succeeding January thereafter until the fifth (5th) January following the end of such six (6) month period, at which time the entire remaining balance in the Eligible Employee’s Account shall be distributed to the Eligible Employee.
          (c) If the employment of any Eligible Employee (including any Eligible Employee that is a Key Employee and any Eligible Employee that is not a Key Employee) is terminated for any reason other than death, and, as of the date of the termination of the Eligible Employee’s employment, the value of any such Eligible Employee’s Account (as determined pursuant to Section 8.01(a) hereof) is less than or equal to the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, then, the Company shall, provided that the Company simultaneously makes the payments required to be made to the Eligible Employee by Section 8.03(i)(iii) hereof, distribute the value of such Eligible Employee’s Account to the Eligible Employee in one lump sum payment on the later of : (i) the effective date of this amendment; and (ii) the first day following the end of the six (6) month period beginning on the date the Eligible Employee’s employment is terminated.
          (d) If the employment of any Eligible Employee (including any Eligible Employee that is a Key Employee and any Eligible Employee that is not a Key Employee) is terminated as a result of his death and, as of the date of the Eligible Employee’s death, the value of the Eligible Employee’s Account (as determined pursuant to Section 8.01(a) hereof) is greater than the applicable dollar amount provided for under Code Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the value of such Eligible Employee’s Account shall be distributed to the Eligible Employee’s Beneficiary in five (5) consecutive annual installments beginning in the month of the first January immediately following the date the Eligible Employee’s employment is terminated and continuing in each succeeding January thereafter until the fifth (5th) January following the date the Eligible Employee’s employment is terminated, at which time the entire remaining balance in the Eligible Employee’s Account shall be distributed to the Eligible Employee.
          (e) If the employment of any Eligible Employee (including any Eligible Employee that is a Key Employee and any Eligible Employee that is not a Key Employee) is terminated due to death, and, as of the date of the Eligible Employee’s death, the value of any such Eligible

          Employee’s Account (as determined pursuant to Section 8.01(a) hereof) is less than or equal to the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, then, the Company shall, provided that the Company simultaneously makes the payments required to be made to the Eligible Employee’s Beneficiary by Section 8.03(i)(iii) hereof, distribute the value of such Eligible Employee’s Account to the Eligible Employee’s Beneficiary in one lump sum payment no later than: (i) the effective date of this amendment; and (ii) the first day following the end of the ninety (90) day period beginning on the date of the Eligible Employee’s death.
          (f) If an Eligible Director’s membership on the Board of Directors is terminated and, as of the date the Eligible Director’s membership on the Board of Directors is terminated, the value of the Eligible Director’s Account (as determined pursuant to Section 8.01(a) hereof) is greater than the applicable dollar amount provided for under Code Section 402(g)(1)(B), as adjusted by the Secretary of the Treasury, the value of such Eligible Director’s Account shall be distributed to the Eligible Director (or, in the event the Eligible Director’s membership on the Board of Directors is terminated due to death, to the Eligible Director’s Beneficiary) in five (5) consecutive annual installments beginning in the month of the first January immediately following the date the Eligible Director’s membership on the Board of Directors is terminated and continuing in each succeeding January thereafter until the fifth (5th) January following the date the Eligible Director’s membership on the Board of Directors is terminated at which time the entire remaining balance in the Eligible Director’s Account shall be distributed to the Eligible Director.
          (g) If an Eligible Director’s membership on the Board of Directors is terminated and, as of the date the Eligible Director’s membership on the Board of Directors is terminated, the value of the Eligible Director’s Account (as determined pursuant to Section 8.01(a) hereof) is less than or equal to the applicable dollar amount provided for under Code Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the value of such Eligible Director’s Account shall, provided that the Company simultaneously makes the payments required to be made to the Eligible Director by Section 8.03(i)(iii) hereof, be distributed to the Eligible Director or, in the case of the termination of the Eligible Director’s membership on the Board of Directors due to his death, to the Eligible Director’s Beneficiary, in one lump sum payment no later: (i) the effective date of this amendment; and (ii) the first day following the end of the ninety (90) day period beginning on the date the Eligible Director’s membership on the Board of Directors is terminated.
          (h) In addition to the preceding provisions of this Section 8.03 which describe the manner of distribution of the Account of a Participant upon the termination of the Participant’s employment or membership on the Board of Directors, if the value of the Account of a Participant (whether such Participant is or is not a Key Employee) is less than or equal to the applicable dollar amount provided for under Code Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the Committee may, in its discretion, upon written notice to the Participant but without consent or approval of such Participant, require that a lump sum distribution of the value of the Participant’s Account be made to the Participant at any time, even though the Participant’s employment (in the case of a Participant who is an Employee) or the Participant’s service as a member of the Company’s Board of Directors (in the case of a Participant who is a Director) has not been terminated; provided that the Company simultaneously makes the payments required to be made to the Eligible Director by Section 8.03(i)(iii) hereof.
          (i) (i) For purposes of the foregoing provisions of Sections 8.03(a), (b), (d) and (f) above, the amount of each annual installment to be paid to an Eligible Employee or an Eligible Director, as the case may be, shall be equal to the value of the Participant’s Account determined as of the day immediately preceding the date the installment is to be paid, divided by the total number of annual installments remaining to be paid to the Participant.
               (ii) For purposes of Sections 8.03(c), (e), (g) and (h) above, the amount to be distributed to any Participant shall be equal to the value of the Participant’s Account determined as of the day immediately preceding the date the payment is to be paid to the Participant.

               (iii) Prior to or simultaneously with the cash-out payments under provided for under Sections 8.03(c), (e), (g) and (h) above, the Company shall distribute to the Participant, or if applicable, the Participant’s Beneficiary, the entire amount of the Participant’s interest in all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. §1.409A-1(c)(2) such that, as a consequence of such distributions, the entire amount of the Participant’s interest in the Plan and all such other agreements, methods, programs, or arrangements is liquidated and terminated in its entirety.”
     4. Section 8.04 of the Plan is hereby amended by deleting the same in its entirety and substituting therefore a new Section 8.04 to read as follows:
     “8.04 Payment of Account. (a) The installments required to be distributed to a Participant pursuant to Sections 8.03(a), (b), (d) and (f) above shall be paid in one payment in the month of January in which any such installment payment is to be made, in cash, less the amount of any withholding taxes due with respect to any such payment.
          (b) Amounts required to be distributed to a Participant pursuant to Sections 8.03(c), (e), (g) or (h) above, including amounts required to be distributed to the beneficiary of an Eligible Employee or any Eligible Director, shall be paid in one lump sum payment, in cash, less the amount of any withholding taxes due with respect to any such payment.
     5. Except as otherwise provided in Sections 2, 3 and 4 above, the terms of the Plan as contained in the Second Amendment and Restatement of the Plan effective as of December 31, 2008 shall be and remain in full force and effect, without modification or amendment.
     IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this First Amendment to the Second Amendment and Restatement of the Gibraltar Industries, Inc. Management Stock Purchase Plan to be executed as of this 19th day of July, 2010.

GIBRALTAR INDUSTRIES, INC.
By:	/s/ Paul M Murray